Exhibit 3.8.3

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
VERDE BIORESINS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Verde Bioresins, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Verde Bioresins, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on March 4, 2020, under the name Ezonyx Bio Technologies, Inc.

2. That the Board of Directors of this corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of this corporation, as amended (the “Certificate”), declaring said amendment to be advisable and in the best interests of this corporation and its stockholders and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the first sentence of Article Fourth of the Certificate be deleted and replaced in full with the following:

“Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 58,687,483,705 shares, all of which shares shall be shares of Common Stock, $0.00001 par value per share (the “Common Stock”), and are to be of one class.”

3. This Certificate of Amendment to the Certificate as set forth herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate shall remain in full force and effect.

***

[Signature Page Follows]

IN WITNESS WHEREOF, Verde Bioresins, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer of this corporation on September 18, 2024.

VERDE BIORESINS, INC.

By:	/s/ Brian Gordon
Name:	Brian Gordon
Title:	President

Signature Page to Certificate of Amendment to Amended and Restated Certificate of Incorporation